UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of report (Date of earliest event reported): August 4, 2003



                                 RIBAPHARM INC.
               (Exact name of registrant as specified in charter)



           Delaware                      1-31294                 95-4805655
       (State or other           (Commission File Number)     (I.R.S. Employer
jurisdiction of incorporation)                               Identification No.)



                    3300 Hyland Avenue, Costa Mesa, CA 92626
               (Address of Principal Executive Offices) (Zip Code)




       Registrant's telephone number, including area code: (714) 427-6236


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Item 5.    Other Events and Required FD Disclosure

Amendment of Stockholder Rights Plan
------------------------------------

           On August 4, 2003, pursuant to an agreement with ICN Pharmaceuticals, Inc. ("ICN") and Rx Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of ICN ("Purchaser"), and upon authorization of the Board of Directors of Ribapharm, Inc. (the "Company"), the stockholder rights plan adopted by the Company on June 20, 2003, and amended on July 2, 2003 (the "Rights Plan"), was further amended to provide that (i) neither ICN nor Purchaser, nor any of their respective affiliates, shall be deemed an "Acquiring Person" (as defined in the Rights Plan, as amended) as a result of the acquisition of the Company's common stock pursuant to the current terms of ICN's tender offer and subsequent short-form merger; and (ii) the acquisition of the Company's common stock pursuant to the current terms of ICN's tender offer and subsequent short-form merger will not cause a "Distribution Date" (as defined in the Rights Plan, as amended) to occur, which would otherwise result in the Rights issued pursuant to the Rights Agreement to become exercisable.

           This summary description of the amendment to the Rights Plan is not intended to be complete and is qualified in its entirety by reference to the Second Amendment to Rights Agreement, dated as of August 4, 2003, by and between the Company and Continental Stock Transfer & Trust Company, which is attached hereto as an exhibit.


Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

           (c)        Exhibits

           4.1 Second Amendment to Rights Agreement, dated as of August 4, 2003, by and between Ribapharm Inc. and Continental Stock Transfer & Trust Company, as Rights Agent.


                                       -1-
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                                    SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   RIBAPHARM INC.


Date:  August 4, 2003

                                   By:  /s/  Daniel J. Paracka
                                      --------------------------------------
                                              Daniel J. Paracka
                                              Chairman of the Board of Directors

                                  EXHIBIT INDEX


4.1 Second Amendment to Rights Agreement, dated as of August 4, 2003, by and between Ribapharm Inc. and Continental Stock Transfer & Trust Company, as Rights Agent.